UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 9, 2020
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Ohio		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077,
North Canton,	Ohio		44720-8077

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 9, 2020, Diebold Nixdorf, Incorporated issued a press release (the “Press Release”) announcing that it priced its previously announced offering of $700 million aggregate principal amount of 9.375% Senior Secured Notes due 2025 (the “U.S. Notes”) and its wholly-owned subsidiary, Diebold Nixdorf Dutch Holding B.V., priced its previously announced offering of €350 million aggregate principal amount of 9.000% Senior Secured Notes due 2025 (together with the U.S. Notes, the “Notes”) in separate offerings that are exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The U.S. Notes will be issued at a price of 99.031% of their principal amount, and the Euro Notes will be issued at a price of 99.511% of their principal amount.

The U.S. Notes offering and the Euro Notes offering are not contingent upon one another. Diebold Nixdorf is filing as Exhibit 99.1 hereto the Press Release pursuant to Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Diebold Nixdorf, Incorporated dated July 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
July 9, 2020	By:	/s/ Jeffrey Rutherford
		Name:	Jeffrey Rutherford
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)